Exhibit 99.1

Mobile Integrated Systems Enters Into a Binding Term Sheet to Acquire Quantitative Alpha Trading

TORONTO, July 27, 2012 /PRNewswire/ — Mobile Integrated Systems, Inc. (“MOBI”) and Quantitative Alpha Trading, Inc. (“QAT,” and together with MOBI, the “Parties,” and each a “Party”) announced the execution of a binding term sheet (the “Term Sheet”) providing that the MOBI will acquire all of the outstanding common shares of QAT in exchange for 60,189,332 shares of MOBI’s Common Stock (the “Transaction”). The Transaction is valued at approximately $24,000,000 based on today’s closing price of MOBI common stock.

“Initially, we expanded into the finance vertical through a partnership with QAT. The partnership’s successes during the launch of the MSNav software led directly to a desire to more deeply integrate the Parties.” Said Murray Simser, President and CEO of MOBI. He added “The proposed acquisition delivers a business combination with complimentary cultures and skills sets, reduced operating expenditures and accelerated time to revenue for the QAT family of products. It also cements our position as leader in the electronic signals and robotic trading spaces.”

“Mobile Integrated Systems has the demonstrated expertise in commercializing software. They have credible experienced leadership, a well funded business plan and the foresight to give QAT’s software an edge.” Said Jim McGovern, Chief Executive Officer of QAT. He added, “We are looking forward to completing this business combination as the resulting company will more rapidly and successfully bring our software to market. It is a natural win-win business combination.”

The Parties intend to complete the Transaction by way of amalgamation pursuant to a plan of arrangement under the Business Corporations Act (Ontario). Notwithstanding the foregoing, the Parties will continue to review alternative methods of completing the Transaction with a view to effecting the combination in the most effective manner having regard to legal, tax and regulatory considerations.

The Term Sheet contains customary terms and conditions for transactions of this nature, including that (i) no event or condition which has had, or is reasonable likely to have, a material adverse change on the condition (financial or otherwise) of the business or assets of either Party shall have occurred on or prior to the closing date; (ii) all regulatory and statutory requirements for closing of the Transaction shall have been fully satisfied, including without limitation, registration and qualification by MOBI of the Company’s Stock with the Securities and Exchange Commission and the Canadian Securities Regulators if applicable, (iii) approval of the Transaction by the shareholders of QAT; (iv) approval of the Transaction by the Superior Court of Justice of Ontario; (v) all necessary third party consents have been obtained by QAT; and (vi) to the extent required by MOBI, the relevant parties have agreed to amend the existing contractual employment arrangements.

MOBI has agreed to provide a first priority secured bridge loan to QAT to a maximum amount of CDN $800,000 in order to assist QAT in meeting the normal course obligations until the closing of the Transaction. The Term Sheet shall be supplemented by a definitive agreement (the “Acquisition Agreement”) with additional customary terms, conditions, representations, warranties, covenants, documentation and further agreements as agreed by the Parties. The Parties have agreed to use their commercial best efforts to enter into the Acquisition Agreement on or before August 10, 2012 and to close the Transaction as soon as possible and not later than December 31, 2012.

To ensure market liquidity is supported by the business plan, subject to the definitive terms to be set forth in the Acquisition Agreement, MOBI Common Stock to be issued to certain shareholders of QAT pursuant to the Transaction (the “Restricted Shares”) will be subject to restricted security rights/provisions, on such terms as are to be mutually agreed between MOBI and QAT and such Restricted Shares will be released over a series of dates between 12 months and 24 months following the date of closing.

In addition, MOBI has agreed to reserve an aggregate number of options to purchase 4,012,623 shares of MOBI’s common stock in exchange for existing outstanding QAT options on a pro rata basis (“MOBI Options”). The average exercise price of the MOBI Options will reflect, in part, the exchange ratio of the transaction and will be detailed Acquisition Agreement. The Term Sheet also provides that MOBI, in its discretion, may enter into employment agreements with certain QAT employees.

QAT’s assets represent a turnkey family of financial software focused on electronic trading signals, robotic trading and algorithmic execution platforms.

Two members of MOBI’s Board of Directors, are also affiliated with QAT, and as such each has recused himself from any and all deliberations regarding the Transaction. As a consequence, MOBI and QAT established Special Committees each comprised of two independent directors to evaluate the transaction (“Special Committee”). The Board’s of the Parties approved the transaction based on a positive recommendation by their respective Special Committees.

It is anticipated that the QAT Special Committee will engage the services of a financial advisor to render an opinion with respect to the fairness of the transaction for QAT security holders.

About Quantitative Alpha Trading, Inc.
For more than a decade, QAT, an Ontario corporation, has been researching, developing and maintaining proprietary algorithmic securities trading systems that operate across numerous financial markets. Relying on behavioural science patterns, the Company’s proprietary systems use a linked series of computer programs to analyze securities market data in real-time and directly execute buy or sell orders over the electronic securities exchanges while monitoring the status of every trade within a given portfolio without human intervention. The Company trades on CNSX under the symbol QAT and in the United States on the OTCQB under the symbol QATSF. http://www.qatinc.com/

About Mobile Integrated Systems, Inc.
MOBI, a Nevada corporation, is a technology company focused on developing and deploying mobile products and transaction systems to a variety of industry sectors including lotteries, gaming, transportation, telecommunications, finance, and others. The company trades on the OTCUS under the symbol MIBI. More information can be found at: http://mobileintegratedsystems.com/

Press Contacts
Please contact Mobile Integrated Systems marketing team at 416-479-0880.
Please contact Quantitative Alpha Trading marketing team at 416-646-1063.

Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995 and Canadian Securities Legislation. These statements are based upon our current expectations and speak only as of the date hereof. Such forward-looking statements are inherently uncertain. Our actual results may vary materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. Neither Mobile Integrated Systems, Inc. nor Quantitative Alpha Trading Inc. cannot provide assurances that any prospective matters described in the press release will be successfully completed or that Mobile Integrated Systems, Inc. or Quantitative Alpha Trading Inc. will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by Mobile Integrated Systems, Inc. with the U.S. Securities & Exchange Commission. Mobile Integrated Systems, Inc. or Quantitative Alpha Trading Inc. undertakes no obligation to update information contained in this release.

Neither CNSX nor any other exchange has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.